As filed with the Securities and Exchange Commission on December 20, 2012

Registration No. 333-137104

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

Registration Statement No. 333-137104

Under

The Securities Act of 1933

FENTURA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Michigan	38-2806518
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

175 N Leroy, P.O. Box 725, Fenton, Michigan 48430

(Address of principal executive offices, including zip code)

Fentura Financial, Inc. 1996 Non Employee Director Stock Option Plan

(Full title of the plan)

Ronald L. Justice

President and Chief Executive Officer

Fentura Financial, Inc.

175 N. Leroy, P.O. Box 725

Fenton, Michigan 48430

(Name and address of agent for service)

(810) 629-2263

(Telephone number, including area code, of agent for service)

With a copy to:

David B. Braun, Esq.

Joseph B. Hemker, Esq.

Howard & Howard Attorneys PLLC

450 West Fourth Street

Royal Oak, Michigan 48067-2557

(248) 645-1483

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.

Large accelerated filer	☐	Accelerated Filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☒

DEREGISTRATION OF SHARES

This Post-Effective Amendment (the “Post Effective Amendment”) relates to the following Registration Statement of Fentura Financial, Inc., a Michigan corporation (the “Company”) on Form S-8 (the “Registration Statement”).

•	Registration Statement No. 333-137104 registering 65,950 shares of Common Stock for issuance under the Fentura Financial, Inc. 1996 Nonemployee Director Stock Option Plan.

The Company has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statement. Accordingly, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement No. 333-137104 pursuant to Rule 478 under the Securities Act of 1933, as amended to terminate the effectiveness of the Registration Statement, and, in accordance with the undertakings of the Company in Part II of the Registration Statement, to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but that remain unsold at the termination of the offering, hereby removes from registration any and all securities registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fenton, State of Michigan, on December 20, 2012.

FENTURA FINANCIAL, INC.
(Registrant)

By:	/s/ Ronald L. Justice
Ronald L. Justice
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald L. Justice Ronald L. Justice	President, Chief Executive Officer and Director (Principal Executive Officer)	December 20, 2012

/s/ James Distelrath James Distelrath	Chief Financial Officer (Principal Accounting Officer)	December 20, 2012

/s/ Thomas P. McKenney Thomas P. McKenney	Chairman of the Board	December 20, 2012

/s/ Brian P. Petty Brian P. Petty	Director	December 20, 2012

/s/ William H. Dery, M.D. William H. Dery, M.D.	Director	December 20, 2012

/s/ Frederick P. Dillingham Frederick P. Dillingham	Director	December 20, 2012

/s/ Donald L. Grill Donald L. Grill	Director	December 20, 2012

/s/ Randy Hicks Randy Hicks	Director	December 20, 2012

/s/ Ronald K. Rybar Ronald K. Rybar	Director	December 20, 2012

/s/ JoAnne Shaw JoAnne Shaw	Director	December 20, 2012

By:	/s/ Ronald L. Justice
Ronald L. Justice, Attorney-in-Fact

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